Exhibit 99.1

FOR IMMEDIATE RELEASE

Silver Run Acquisition Corporation Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing April 15, 2016

HOUSTON, TX, April 14, 2016 — Silver Run Acquisition Corporation (NASDAQ:SRAQU) (the “Company”) announced that, commencing April 15, 2016, holders of the units sold in the Company’s initial public offering of 50,000,000 units completed on February 29, 2016 may elect to separately trade the shares of Class A common stock and warrants included in the units. The Class A common stock and warrants that are separated will trade on the NASDAQ Capital Market under the symbols “SRAQ” and “SRAQW,” respectively. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “SRAQU.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Deutsche Bank Securities Inc., Attn.: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, email: prospectus.CPDG@db.com, tel: (800) 503-4611; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: (800) 831-9146 and Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282, tel: (212) 902-1171, fax: (212) 902-9316, e-mail: prospectus-ny@ny.email.gs.com.

About Silver Run Acquisition Corporation

Silver Run Acquisition Corporation is an energy-focused special purpose entity formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s strategy is to identify, acquire and, after its initial business combination, build a company in the energy industry that complements the experience of its management team and can benefit from their operational experience.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Jeffrey Taufield / Daniel Yunger

Kekst

(212) 521-4800

SOURCE Silver Run Acquisition Corporation